UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2004 (September 9, 2004)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 4.01 Change in Registrant's Certifying Accountants

The Audit Committee of the Board of Directors of National Health Realty, Inc. (the "Company") engaged BDO Seidman, LLP as the independent auditors of the Company to conduct the audit of the Company's financial statements as of and for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: September 10, 2004

Exhibit Index

Number	Exhibit
16	Letter to Securities and Exchange Commission
99	Press release dated September 9, 2004

EXHIBIT 16

September 10, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated September 10, 2004, of National Health Realty, Inc. and have no basis to agree or disagree with the statements of the registrant contained therein. We previously issued letters, dated June 15, 2004 and August 16, 2004, which were included as exhibits to Forms 8-K dated June 15, 2004 and August 16, 2004, respectively, of National Health Realty, Inc.

/s/ Ernst & Young LLP

EXHIBIT 99

For Release: September 9, 2004

Contact: Gerald Coggin, VP of Investor Relations

Phone: (615) 890-9100

NHR Board approves BDO Seidman, LLP

MURFREESBORO, Tenn. - National Health Realty, Inc., (AMEX:NHR), a real estate investment trust, announced today the appointment of BDO Seidman, LLP as its new independent accountants, effective immediately. The decision was approved by NHR's Board of Directors upon the recommendation of its Audit Committee.

NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $13.7 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward-looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.